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                                                               EXHIBIT (2)(k)(i)

                             ADMINISTRATION AGREEMENT

               This ADMINISTRATION AGREEMENT dated as of this ____ day of May, 1998 by and between The Bank of New York, a New York banking corporation (the "Administrator"), and Peak TrENDS Trust (the "Trust"), a business trust organized under the laws of the State of Delaware under and by virtue of a Declaration of Trust, dated as of ________, 1998, as amended and restated as of ________, 1998 (the "Trust Agreement").

                                W I T N E S S E T H

               WHEREAS, the Trust is a non-diversified, closed-end management investment company, as defined in the Investment Company Act of 1940 (the "Investment Company Act"), formed to purchase and hold certain U.S. treasury securities (the "Treasury Securities"), to enter into and hold a forward contract with an existing shareholder (the "Seller") of Peak International Limited (the "Contract") and to issue Trust Enhanced Dividend Securities (the "TrENDS") in accordance with the terms and conditions of the Trust Agreement;

               WHEREAS, the Trust desires to engage the services of the Administrator to assume certain duties and responsibilities of the trustees of the Trust (the "Trustees") under the Trust Agreement and the Investment Company Act and to undertake certain services on behalf of and subject to the supervision of the Trustees as provided herein; and

               WHEREAS, the Administrator is qualified and willing to assume such duties and responsibilities and to undertake to render such services, subject to the supervision of the Trustees, on the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:
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                                     ARTICLE I

                                    DEFINITIONS

               1.1 DEFINITIONS. Capitalized terms not otherwise defined herein shall have the respective meanings specified in the Trust Agreement.

                                    ARTICLE II

                            ENGAGEMENT OF ADMINISTRATOR

               2.1 ENGAGEMENT. The Trust hereby engages the Administrator, and the Administrator hereby agrees to be so engaged, to provide or cause the provision of the services hereinafter enumerated.

               2.2 SERVICES OF ADMINISTRATOR. Subject to the supervision of the Trustees, the Administrator shall on behalf of the Trust take the actions set forth in Sections 2.3, 2.4 and 2.5 of the Trust Agreement, to the extent such responsibilities can lawfully be delegated to the Administrator, and to effectuate the terms of the Contract; provided, however, that the Administrator shall not (i) render investment advisory services to the Trust as defined in the Investment Company Act or the Investment Advisers Act of 1940; (ii) have the power of the Trustees to sell the Contract or the Treasury Securities except as provided in Sections 2.5 of the Trust Agreement; or (iii) have the power to select the independent public accountants or counsel for the Trust. Additionally, the Administrator shall be responsible for rendering the following services:

               (a) pay out of the monies paid to the Administrator pursuant to the Fund Expense Agreement all ongoing fees and expenses of the Trust as specified on Schedule A hereto;

               (b) instruct the Paying Agent on behalf of the Trust to take the actions set forth in Sections 2.3, 2.4 and 2.5 of the Trust Agreement and to otherwise perform the duties of the Paying Agent referred to in the Trust Agreement and the Paying Agent Agreement and coordinate, monitor and supervise the activities of those providing services to the Trust;

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               (c) with the approval of the Trustees, engage legal and other professional advisors, other than the Trust's independent accountants as provided in clause 2.2 (iii) above;

               (d) receive all demands, bills and invoices for expenses incurred by or on behalf of the Trust and pay the same, or cause the Paying Agent to pay the same, out of moneys paid to the Administrator pursuant to the Fund Expense Agreement but in no event out of any assets of the Trust, and give notice to Donaldson, Lufkin & Jenrette Securities Corporation pursuant to the Fund Indemnity Agreement of any claim for Indemnification Expenses (as defined in the Fund Indemnity Agreement) or any threatened claim for Indemnification Expenses;

               (e) (i) keep or cause to be kept all the books and records of the Trust (other than those to be kept by the Paying Agent), and (ii) cause the legal and other professional advisors engaged pursuant to Section 2.2(c) to prepare and, as necessary, file any and all reports, returns and other documents as required under the Investment Company Act, the Securities Exchange Act of 1934, or the Internal Reve nue Code of 1986 as amended, or, as reasonably requested by the Trustees, under any other applicable laws, rules or regulations or otherwise;

               (f) at the request of the Trustees and upon being furnished with such reasonable security and indemnity against any related expense or liability as the Administrator may require, institute and prosecute, in accordance with the instructions of the Trustees, legal or other appropriate proceedings to enforce any and all rights and remedies of the Trust;

               (g) prepare, receive and review on behalf of the Trust all notices, reports, certificates and other documents regarding the Contract and the Treasury Securities;

               (h) make or cause to be made all necessary arrangements with respect to meetings of Trustees and meetings of Holders, including, without limitation, the preparation of notices, proxies and minutes, subject to the approval of Trustees;

               (i)  respond to inquiries by Holders;

               (j) in conjunction with the Trustees, determine and publish, in such manner as the Trustees shall direct in writing, the Trust's net asset value in accordance with Section 8.2(c) of the Trust Agreement and the Trust's policy.

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               2.3 CERTAIN RIGHTS OF THE ADMINISTRATOR. In connection with the performance of its duties under this Agreement, the Administrator shall not be liable to the Trust, the Trustees or any Holder (i) for any action taken or for refraining from taking any action hereunder except in the case of its willful misfeasance, bad faith, gross negligence or the reckless disregard of its duties hereunder, (ii) with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Trustees or of any Trustee or (iii) in connection with the performance of its duties under Section 2.2(j) hereof, for good faith reliance upon information furnished by third parties selected by the Administra tor with due care. The Administrator shall under no circumstances be liable for any punitive, exemplary, indirect or consequential damages. The Administrator may consult with counsel and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Administrator may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys appointed with due care by it but shall be liable for the acts and omissions of such persons to the same extent as if the functions had been performed by the Administrator itself (except to the extent that the Trustees shall have directed the Administrator to retain such persons, in which event the Administrator shall not be liable for such persons' acts or omissions). Without limiting the generality of the preceding sentence, the Administrator (i) may select and employ independent accoun tants acceptable to the Trustees (other than the independent accountants referred to in clause (iii) of Section 2.2 of this Agreement and Section 8.5 of the Trust Agreement) to keep the financial books and records of the Trust, to prepare the financial state ments of the Trust and to prepare Trust tax returns, and (ii) may select and engage attorneys acceptable to the Trustees to prepare annual, semi-annual and periodical reports, notices of meetings and proxy statements, annual reports to holders of the Securities and other documents required under the Investment Company Act or the Securities Exchange Act of 1934. The Administrator shall not be liable and shall be fully protected in acting upon any writing or document reasonably believed by it to be genuine and to have been given, signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from a Trustee.

               2.4 POWER OF ATTORNEY. The Trust hereby appoints the Administrator, acting through any duly appointed officer, the attorney-in-fact and agent of the Trust for the purpose of performing the duties prescribed in Sections 2.2(e)(ii) and 2.2(h).

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               2.5 DELIVERY OF CERTAIN DOCUMENTS. The Trust will deliver to the
Administrator, promptly following the execution hereof: (a) a complete conformed copy of the registration statement of the Trust under the Securities Act and the Investment Company Act, including all amendments, exhibits and schedules thereto; and (b) the EDGAR access codes (Central index Key, CIK Confirmation Code, Password and Password Modification Access Code) employed to file such registration statement.

                                    ARTICLE III

                           COMPENSATION OF ADMINISTRATOR

               3.1 COMPENSATION. For services to be rendered by the Administrator pursuant to this Agreement, as custodian under the Custodian Agreement, dated as of , 1998, between the Administrator, as custodian, and the Trust, as paying agent under the Paying Agent Agreement, dated as of , 1998, between the Administrator, as paying agent, and the Trust, and as collateral agent under the Collateral Agreement, dated as of , 1998, among the Adminis trator, as collateral agent, the Seller and the Trust, and for the payment of Trust expenses pursuant to Section 2.2(d) hereof, the Administrator shall receive only such fees and expense as shall be paid to it pursuant to the Fund Expense Agreement and shall have no recourse to the assets of the Trust for the payment of any such amounts.

               3.2 ADDITIONAL SERVICES. If and to the extent that the Trustees shall request the Administrator to render services for the Trust, other than those to be rendered by the Administrator hereunder, and if the Administrator agrees to render such services, such additional services shall be compensated separately on terms to be agreed upon between the Administrator and the Trustees from time to time.

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                                    ARTICLE IV

                                    TERMINATION

               4.1 TERMINATION.

               (a) This Agreement shall terminate immediately upon written notice of termination from the Trust to the Administrator if any of the following events shall occur:

                      (i) If the Administrator shall violate any provision of this Agreement, the Trust Agreement, or the Investment Company Act, and after notice of such violation, shall not cure such default within 30 days; or

                      (ii) If the Administrator shall be adjudged bankrupt or insolvent by a court, agency or other entity of competent jurisdiction, or an order shall be made by a court, agency or other entity of competent jurisdiction for the appointment of a receiver, liquidator, trustee or a person of similar function of the Administrator, or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Administrator for its reorganization, rehabilitation, liquidation or similar relief and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

                      (iii) If the Administrator shall institute proceedings for voluntary bankruptcy, or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or commence or become subjected to similar proceedings applicable to banks, or shall consent to the appointment of a receiver of the Administrator or of all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                      (iv)   Upon the voluntary or involuntary dissolution or

liquidation of the Administrator, or unless the Trust shall have given its prior written consent thereto, the merger or consolidation of the Administrator with any other entity.

               If any of the events specified in clauses (ii), (iii) or (iv) of this Section 4.1(a) shall occur, the Administrator shall give immediate written notice thereof to the Trust.

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               (b) Notwithstanding anything to the contrary contained herein, this Agreement shall terminate immediately (i) upon termination of the Trust Agreement, (ii) upon termination of the Paying Agent Agreement, (iii) upon termination of the Collateral Agreement, (iv) upon termination of the Custodian Agreement or (v) upon the resignation or removal of the Custodian.

               (c) The Trust may remove the Administrator, or the Administrator may resign, and thereby terminate this Agreement without penalty upon 60 days' prior written notice to the other party hereto; provided that neither party hereto may terminate this Agreement pursuant to this Section 4.1(c) unless a successor Admin istrator shall have been appointed and shall have accepted the duties of the Administrator. If, within 30 days after notice by the Administrator to the Trust of termination of this Agreement, no successor Administrator shall have been selected and accepted the duties of the Administrator, the Administrator may apply to a court of competent jurisdiction for the appointment of a successor Administrator.

               4.2 EFFECT OF TERMINATION. The Administrator shall forthwith upon termination of this Agreement deliver to the Trust any records or other property of the Trust then in the possession or custody of the Administrator. The Administration shall pay over to any successor administrator any remaining portion of the one-time, up-front amount paid to the Administrator at the closing of the offering of the TrENDS with respect to its ongoing fees and anticipated expenses of the Trust. Any obligation to indemnify the Administrator pursuant to Section 6.6 shall survive the termination of this Agreement.

                                     ARTICLE V

                                RECORDS AND REPORTS

               5.1 BOOKS AND RECORDS; INSPECTION AND COPYING. The Administrator shall keep, or cause to be keep, appropriate, and reasonably detailed and accurate, books and records of all its activities pursuant to this Agreement. The Trustees and their representatives shall have the right to inspect such books and records during the Administrator's normal business hours upon reasonable request, and to make copies of the same at the expense of the Trust.

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               5.2 ACCESS TO INFORMATION. The Administrator shall make available to each of the Trustees all information it generates, receives or compiles with respect to the Contract and the Treasury Securities, the moneys available to the Trust, the financial condition of the Trust and all other relevant matters concerning the Trust.

                                    ARTICLE VI

                                   MISCELLANEOUS

               6.1 BINDING EFFECT. Any corporation into which the Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Administrator shall be a party, shall be the successor Administrator hereunder and under the Trust Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, provided that such corporation meets the requirements set forth in the Trust Agreement and provided further that the Trustees have given their prior written consent to the Administrator with respect to any such merger, conversion or consolidation. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and per mitted assigns.

               6.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the matters contained herein and supersedes all prior agreements or understandings, whether oral or written. This Agreement shall not be amended, changed, modified, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns.

               6.3 NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing, and shall, unless some other method of giving such notice, report or other communication is accepted by the party to whom it is to be given or is required by the Trust Agreement or the Invest ment Company Act, be given by being mailed by U.S. first class mail, certified or registered, return receipt requested, postage prepaid, to the following addresses of the parties hereto:

The Trust:                          Peak TrENDS Trust


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                                    c/o Donald J. Puglisi, Managing
                                    Trustee
                                    850 Library Avenue
                                    Newark, Delaware 19715
                                    Telephone:   (302) 738-6680
                                    Telecopier:  (302) 738-7210

The Administrator:                  The Bank of New York
                                    101 Barclay Street
                                    New York, New York  10286
                                    Attn: Joseph Ernst
                                    Telephone:  (212) 815-5732
                                    Telecopier: (212) 815-5999

               Any party may at any time give written notice to the other party that it wishes to change its address for the purposes of this Section 6.3.

               6.4 APPLICABLE LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect except to the extent such law is preempted by federal law without giving effect to the principles of conflicts of law.

               6.5 NON-ASSIGNABILITY. This Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated by either party without the prior written consent of the other party.

               6.6 INDEMNIFICATION. The Trust shall indemnify and hold the Administrator harmless from and against any loss, damages, cost or expense (includ ing the reasonable costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against it and reasonable attorneys' fees and disbursements), liability or claim incurred by reason of any inaccuracy in informa tion furnished to the Administrator by the Trustees, or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, provided that the Administrator shall not be indemnified and held harmless from and against any such loss, damages, cost, expense, liability or claim incurred by reason of its willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its duties and obligations hereunder.

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               6.7 PROVISIONS OF LAW TO CONTROL. This Agreement shall be subject to the applicable provisions of the Investment Company Act and the rules and regulations of the Commission thereunder. To the extent that any provisions herein contained conflict with any applicable provisions of the Investment Company Act or of such rules and regulations, the latter shall control.


               6.8 COUNTERPARTS. This Agreement may be signed in counterparts with all counterparts constituting one and the same instrument.

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               IN WITNESS WHEREOF the parties have hereunto executed this
Administration Agreement as of the day and year first above written.

                                    PEAK TrENDS TRUST

                                    ------------------------------
                                    as Trustee

                                    ------------------------------
                                    as Trustee

                                    ------------------------------
                                    as Trustee

                                    THE BANK OF NEW YORK

                                    By
                                      ----------------------------
                                       Name:
                                       Title:

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                             ADMINISTRATION AGREEMENT

                                    SCHEDULE A

Accountants Expenses                    $

Miscellaneous Ongoing
  Expenses                              $

Miscellaneous BONY
  Expenses                              $

Fidelity Bond Coverage                  $

Legal Expenses                          $

Trustees' Fees                          $

BONY Fees                               $